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                                   EXHIBIT 23A
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                        Consent of Carpenter & Onorato, P.C.
                              Independent Auditors

     We consent to the reference of our firm under the caption "Experts" and the use of our report dated February 18, 1997, with respect to the consolidated financial statements of Extended Family Care Corporation included in this Proxy Statement of Extended Family Care Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Extended Family Care Corporation.


                                            Carpenter & Onorato, P.C.


Garden City, New York
July 23, 1997